Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Amendment No. 1 to Form S-1 of Tradewinds Universal of our report dated March 31, 2025, relating to our audit of the financial statements of Tradewinds Universal for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Tampa, Florida

April 27, 2026